Exhibit 99.4

URBAN OUTFITTERS

2017 STOCK INCENTIVE PLAN

[PERFORMANCE] [RESTRICTED] STOCK UNIT AGREEMENT

This [Performance] [Restricted] Stock Unit Agreement (the “Agreement”) is dated as of the      day of             , 20     (the “Grant Date”) between Urban Outfitters, Inc., a Pennsylvania corporation (the “Company”), and              (the “Grantee”). Capitalized terms not defined herein shall have the meaning given such terms in the Urban Outfitters 2017 Stock Incentive Plan, as amended from time to time (the “Plan”), a copy of which has been provided to the Grantee.

WITNESSETH

WHEREAS, the Company wishes to award to the Grantee [performance stock units (“PSUs”)] [restricted stock units (“RSUs”)], as hereinafter provided;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:

1.

Grant. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Grantee an award of              [PSUs] [RSUs]. Such number of [PSUs] [RSUs] shall be subject to adjustment as provided in Section 12 of the Plan. Each [PSU] [RSU] covered by this Agreement represents the right to receive one share of the Company’s common stock (“Common Stock”) on the applicable Registration Date (as defined in Paragraph 8), subject to the vesting requirements set forth in Paragraph 2, and any limit set forth in Paragraph 4. The Grantee shall be bound by all of the terms, provisions, conditions and limitations of the Plan (which are incorporated herein by reference) and this Agreement. To the extent any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.

2.	Vesting.

[CLIFF ALTERNATIVE – PSUs:

Subject to any limit set forth in Paragraph 4, the Grantee shall vest in all PSUs covered by this Agreement on             , 20     or [in the case of a nonemployee director, the date of the next annual meeting, if earlier] (the “Scheduled Vesting Date”*), if (a) the Grantee’s Termination of Service does not occur on or before the Scheduled Vesting Date and (b)

(i) [the average closing price of one share of Common Stock for each trading day during the [[    ]-month] period immediately preceding the Scheduled Vesting Date, as reported by the principal exchange on which Common Stock is traded, is [at least a dollar amount] [[equal to] [in excess of] the Fair Market Value of a share of Common Stock on the Grant Date] (such amount to be adjusted in accordance with Section 12 of the Plan as if it were an option price)]; OR

(ii) [the Fair Market Value of a share of Common Stock on the Scheduled Vesting Date (or at any later date within [    ] calendar days immediately following the Scheduled Vesting Date) is [at or above a dollar amount] [[equal to] [a dollar amount in excess of] the Fair Market Value of a share of Common Stock on the Grant Date]]***; OR

(iii) [the Grantee has achieved the following Performance Goals during the performance period commencing on             , 20     and ending on             , 20     (the “Performance Period”), as determined at the end of the Performance Period in accordance with the administrative procedures of the Committee and the terms of the Plan: [INSERT PERFORMANCE GOALS]]

*

If the Scheduled Vesting Date stated above is not a trading day for the principal exchange on which Common Stock is traded, the Scheduled Vesting Date shall be the trading day immediately following the date stated above.

***	Such amount or Average Closing Price to be adjusted in accordance with Section 12 of the Plan as if it were an option price.]

[INSTALLMENT ALTERNATIVE – PSUs:

Subject to any limit set forth in Paragraph 4, the Grantee shall vest in PSUs covered by this Agreement as follows:

Number of PSUs Vesting	Scheduled Vesting Date*	Conditions Required for Vesting
[ ]% of the number stated in Paragraph 1, [plus PSUs credited under Paragraph 3 (dividend equivalent rights) associated with such %]	[Date]

1. Termination of Service does not occur on or before the applicable Vesting Date; and

2.

a.      [The Fair Market Value of a share of Common Stock on the Scheduled Vesting Date (or at any later date within [    ] calendar days immediately following the Scheduled Vesting Date) is [at or above a dollar amount] [[equal to] [a dollar amount in excess of] the Fair Market Value of a share of Common Stock on the Grant Date]]***; OR

b.      [The Average Closing Price** is [at least a dollar amount] [[equal to] [in excess of] the Fair Market Value of a share of Common Stock on the Grant Date]]***; OR

c.      [The Grantee has achieved the following Performance Goals, during the performance period commencing on             , 20     and ending on             , 20     (the “Performance Period”), as determined at the end of the Performance Period in accordance with the administrative procedures of the Committee and the terms of the Plan: [INSERT PERFORMANCE GOALS]]

*

If the Scheduled Vesting Date stated above is not a trading day for the principal exchange on which Common Stock is traded, the Scheduled Vesting Date shall be the trading day immediately following the date stated above.

**

“Average Closing Price” shall mean the average closing price of one share of Common Stock for each trading day during the [[    ]-month] period immediately preceding the applicable Scheduled Vesting Date, as reported by the principal exchange on which Common Stock is traded.

***	Such amount or Average Closing Price to be adjusted in accordance with Section 12 of the Plan as if it were an option price.]

[CLIFF ALTERNATIVE – RSUs:

Subject to any limit set forth in Paragraph 4, the Grantee shall vest in all RSUs covered by this Agreement on             , 20    , or in the case of a nonemployee director, the date of the next annual meeting, if earlier, as long as the Grantee’s Termination of Service does not occur on or before such date.]

[INSTALLMENT ALTERNATIVE – RSUs:

Subject to any limit set forth in Paragraph 4, the Grantee shall vest in RSUs covered by this Agreement as follows, as long as the Grantee’s Termination of Service does not occur on or before the applicable Vesting Date:

Number of RSUs Vesting	Vesting Date
[ ]% of the number stated in Paragraph 1, [plus [RSUs] credited under Paragraph 3 (dividend equivalent rights) associated with such %]	[Date]]

3.

Dividend Equivalent Rights. On each date that the Company pays an ordinary cash dividend to holders of Common Stock after the Grant Date and prior to a Registration Date (defined in Paragraph 8), the applicable number of [PSUs] [RSUs] shall be increased by an amount equal to (i) the applicable number of [PSUs] [RSUs] on the dividend record date, multiplied by (ii) the dollar amount of the per share cash dividend, and divided by (iii) the Fair Market Value of a share of Common Stock on the dividend payment date. [PSUs] [RSUs] credited pursuant to this Paragraph 3 shall be subject to the same terms and conditions (including vesting, forfeiture and Registration Date) as the [PSUs] [RSUs] to which such dividend equivalent rights relate.

4.

[Limit on Common Stock Registered. In no event shall the number of shares of Common Stock registered under Paragraph 8 upon vesting of [PSUs] [RSUs] on the applicable Vesting Date exceed (A) divided by (B), where (A) is the number of [PSUs] [RSUs] vesting on such applicable Vesting Date (determined without regard to this Paragraph 4) times the Fair Market Value of a share of Common Stock on the Grant Date (such Fair Market Value to be adjusted in accordance with Section 12 of the Plan as if it were an option price) times [    ], and (B) is the Fair Market Value of a share of Common Stock on the day before the applicable Vesting Date.]

[Upon vesting, the Grantee shall be entitled to receive a value equal to the Fair Market Value of a share of Common Stock on the applicable Vesting Date up to a maximum of $[        ] per share of Common Stock times the number of [PSUs] [RSUs] that have vested as of the applicable Vesting Date.]

5.

Restrictions and Forfeiture. The Grantee may not sell, assign, transfer, pledge or otherwise encumber or dispose of the [PSUs] [RSUs] covered by this Agreement, and any attempt to do so shall be void. The [PSUs] [RSUs] covered by this Agreement shall be forfeited as follows:

(a)	[PSUs] [RSUs] shall be forfeited on the Vesting Date applicable to such [PSUs] [RSUs] if the conditions required for vesting of such [PSUs] [RSUs] are not met as of such applicable Vesting Date.

(b)	[PSUs] [RSUs] shall be forfeited on the date of Grantee’s Termination of Service (for any reason) if such Termination occurs on or before the applicable Vesting Date.

(c)

Any [PSUs] [RSUs] that would have otherwise become vested under Paragraph 2 on an applicable Vesting Date but which exceed any limit set forth in Paragraph 4 with respect to such applicable Vesting Date shall be forfeited as of such applicable Vesting Date.

6.

Rights as Shareholder. The Grantee shall have no rights as a shareholder with respect to [PSUs] [RSUs] covered by this Agreement unless and until shares of Common Stock are registered pursuant to Paragraph 8.

7.

Withholding of Taxes. The obligation to register shares of Common Stock on the Registration Date shall be subject to the Grantee satisfying applicable federal, state and local tax withholding requirements. The Grantee, subject to such withholding rules as shall be adopted by the Committee, may elect to have Common Stock otherwise deliverable under this Agreement withheld to satisfy the minimum federal, state and local tax withholding requirements.

8.

Registration of Shares. [For each [PSU] [RSU] that becomes vested under Paragraph 2 on the applicable Vesting Date, one share of Common Stock shall be registered in the Grantee’s name. Such registration shall be made on a date in the same calendar year as such applicable Vesting Date (the “Registration Date”), as soon as reasonably practicable following such applicable Vesting Date. Any fractional [PSU] [RSU] becoming vested under Paragraph 2 shall be payable in cash on the applicable Registration Date.] [Subject to the maximum limitation described in Paragraph 2, the [PSUs] [RSUs] covered by this Agreement shall be settled in cash or in shares of Common Stock as soon as reasonably practicable following the applicable Vesting Date, and in each case not later than the later of the last day of the calendar year in which such applicable Vesting Date occurs, or the 15th day of the third calendar month following such applicable Vesting Date. To the extent that the [PSUs] [RSUs] under this Agreement are settled in shares of Common Stock, the Registration Date of such shares shall occur on or before the time limits described in the preceding sentence. In no event shall the Grantee be permitted, directly or indirectly, to designate the Registration Date.]

9.

Employment of Grantee. Nothing in this Agreement shall be construed as constituting an agreement or understanding of any kind or nature that the Company or a Related Corporation shall continue to employ the Grantee, nor shall this Agreement affect in any way the right of the Company or a Related Corporation to terminate the employment of the Grantee at any time.

10.

Change in Control. [The Grantee [shall] [shall not] vest in the [PSUs] [RSUs] subject to this Agreement upon a Change in Control.]  [The Grantee shall vest in the [PSUs][RSUs] subject to this Agreement upon an involuntary Termination of Service by action of the Company other than for Cause or by action of the Grantee for Good Reason, which occurs within twelve (12) months following a Change in Control. For purposes of this Agreement, “Cause” and “Good Reason” shall have the following meanings:

(a)“Cause” means any of the following (in each case as determined by the Committee): (i) the Grantee’s conviction of, or plea of nolo contendere or equivalent to any felony; (ii) the Grantee’s fraud, willful misconduct, dishonesty or act of moral turpitude in the course of or related to the Grantee’s employment or that could reasonably be expected to be materially injurious to the Company or an affiliate; or (iii) the Grantee’s willful failure to perform the Grantee’s job duties (other than any such failure resulting from incapacity due to physical or mental illness) after notice from the Company and a reasonable opportunity to cure.

(b)“Good Reason” means any of the following, without the Grantee’s written consent: (i) a material and adverse change to, or diminution to, the Grantee’s job duties, reporting structure, or compensation in effect on the Grant Date (other than temporarily while the Grantee is physically or mentally incapacitated or as required by applicable law); or (ii) permanent relocation of the Grantee’s primary place of employment that increases the commuting distance from the Grantee’s primary residence on the Grant Date by more than thirty (30) miles. The Grantee may not have a Termination of Service for Good Reason hereunder unless the Grantee has provided written notice to the Company of the existence of the circumstances providing grounds for Termination of Service for Good Reason within thirty (30) days of the initial existence of such grounds and the Company has had at least thirty (30) days from the date on which such notice is provided to cure such circumstances. If the Grantee does not terminate the Grantee’s service with the Company for Good Reason within ninety (90) days after the first occurrence of the applicable grounds, then the Grantee will be deemed to have waived the Grantee’ right to have a Termination of Service for Good Reason with respect to such grounds.]

11.

Clawback or Recoupment Policy. This [PSU] [RSU], Common Stock delivered pursuant to this [PSU] [RSU], and any gains or profits on the sale of such Common Stock shall be subject to any “clawback” or recoupment policy adopted by the Company. Under the current Clawback Policy, the Company has the discretion, as determined by the Committee, to recoup Common Stock delivered pursuant to this award and any gains or profits on the sale of such Common Stock, plus a reasonable rate of interest, upon any of the following: (i) the Grantee has an involuntary Termination of Service by action of the Company for Cause (as defined above), or (ii) with respect to an award based on certain financial results, the Grantee engages in misconduct that causes or partially causes the need for such a restatement which would have resulted in a lower award or a lesser amount to have vested.

12.	No Section 83(b) Election. The Grantee may not make an election under section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to [PSUs] [RSUs].

13.	Governing Law. This Agreement shall be governed by Pennsylvania law (without reference to principles of conflicts of laws), to the extent not governed by federal law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by a duly authorized officer, and the Grantee has hereunto set his hand.

GRANTEE	URBAN OUTFITTERS, INC.

By:
Grantee’s Signature	Name:
Title:

Date	Date

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